                                                                     EXHIBIT 4.5

     THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


$           UNSECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE
 ---------- --------------------------------------------------


$                                                            December    , 1999
 ----------                                                          ---
Note                                                             Dallas, Texas
     --

     FOR VALUE RECEIVED, WORLDQUEST NETWORKS, INC., a Delaware corporation ("Company"), promises to pay to __________ ("Holder"), or ___ registered assigns, the principal sum of __________ Dollars ($________), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to eight percent (8.00%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days (366 days in the event of a leap year).

     The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

          1.   Definitions. As used in this Note, the following capitalized
               -----------
terms have the following meanings:

               (a) "Company" includes the corporation initially executing this Note and any Person which shall succeed to or assume the Obligations of Company under this Note.

               (b) "Common Stock" shall mean the common stock, $.01 par value per share of Company.

               (c) "Event of Default" has the meaning given in Section 3 hereof.

               (d) "Holder" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

               (e) "Maturity Date" shall mean the earlier to occur of December 31, 2000 or three business days following the closing of a registered initial public offering of Company's Common Stock.

               (f) "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and Costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in such proceeding.

               (g) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

          2.   Payments. The principal amount outstanding, plus any accrued but
               --------
unpaid interest, shall be paid on the Maturity Date, but is payable at Company's option at any time prior to the Maturity Date without any prepayment penalty or premium.

          3.   Events of Default. The occurrence of any of the following shall
               -----------------
constitute an "Event of Default" under this Note and the other Transaction
Documents:

               (a) Failure to Pay. Company shall fail to pay the principal amount outstanding, plus any accrued but unpaid interest on the Maturity Date and such payment shall not have been made within five (5) business days of the Maturity Date.

               (b) Voluntary Bankruptcy or Insolvency Proceedings. Company shall
(i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

               (c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

          4.   Rights of Holder upon Default. Upon the occurrence or existence
               -----------------------------
of any Event of Default and at any time thereafter during the continuance of such Event of Default, the rate of interest equal to the lesser of fifteen percent (15%) per annum or maximum rate permitted by law shall be imposed on the unpaid principal balance under the Note. To the extent permitted by applicable law, the maximum rate of interest permitted by law shall also be imposed on all accrued but unpaid interest existing under the Note on the date of an Event of Default.

          5.   Conversion.  If the principal and unpaid accrued interest is not
               ----------
paid in full by June 30, 2001, Holder may convert this Note into one share of Common Stock for every $4.50 of principal and accrued but unpaid interest owing under the Note on the date of conversion. No fractional share shall be issued by Company and any fractional share owing as a result of the conversion of the Note shall be paid by Company in cash. Upon conversion of this Note, the Note shall be delivered to Company for cancellation and all Company indebtedness to Holder as a result of this Note shall upon delivery of this Note and delivery of such shares of Common Stock, be discharged.

          6.   Security and Subordination.  This Note shall be an unsecured
               --------------------------
obligation of Company and shall be subordinated to any bank debt or subsequent bank debt, or debt similar to bank debt.

          7.   Reservation of Shares.  Until the Obligations arising under this
               ---------------------
Note are discharged, Company shall reserve a sufficient number of shares of Common Stock for delivery to Holder upon conversion of this Note in accordance with Section 5.

          8.   Successors and Assigns. Subject to the restrictions on transfer
               ----------------------
described in Sections 10 and 11 below, the rights and Obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

          9.   Waiver and Amendment. Any provision of this Note may be amended,
               --------------------
waived or modified upon the written consent of Company and Holder.

          10.  Transfer of this Note or Securities Issuable on Conversion
               ----------------------------------------------------------
Hereof. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Holder will give written notice to Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note or such securities in accordance with the terms of the notice delivered to Company. If a determination has been made pursuant to this
Section 10 that the opinion of counsel for Holder is not reasonably satisfactory to Company, Company shall so notify Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with any federal or state securities laws, unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with such securities laws. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Company. Prior to presentation of this Note for registration of transfer, Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

          11.  Assignment by Company. Neither this Note nor any of the rights,
               ---------------------
interests or Obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Holder except in connection with an assignment in whole to a successor corporation to Company, provided that such successor corporation acquires all or substantially all of Company's property and assets and Holder's rights hereunder are not impaired.

          12.  Notices. Any notice, request or other communication required or
               -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth on the register maintained by Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

          13.  Payment. Payment shall be made in lawful tender of the United
               -------
States.

          14.  Expenses; Waivers. If action is instituted to collect this Note,
               -----------------
Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fee, and costs, incurred in connection with such action. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

          15.  Governing Law. This Note and all actions arising out of or in
               -------------
connection with this Note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law provisions of the State of California, or of any other state.

          16.  Waiver of Jury Trial.  To the fullest extent permitted by
               --------------------
applicable law, Company and the Holder hereby irrevocably and expressly waive all right to a trial by jury in any action, proceeding, counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this Agreement, or other documents entered in connection herewith or the transactions contemplated hereby.

          17.  Headings.  The headings of the sections and subsections of this
               --------
Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          18.  Severability.  In case any one or more of the provisions
               ------------
contained in this Agreement shall be deemed invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            [the remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.


                              WORLDQUEST NETWORKS, INC.



                              By:
                                 -------------------------------
                              Name: B. Michael Adler
                              Title:  Chief Executive Officer